  As filed with the Securities and Exchange Commission on February 2, 2000
                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                     ______

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ORACLE CORPORATION
             (Exact name of Registrant as specified in its charter)

    Delaware                                                     94-2871189
   (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                               500 Oracle Parkway
                         Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)

                      1991 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                Daniel Cooperman
               Senior Vice President, General Counsel & Secretary
                               Oracle Corporation
                               500 Oracle Parkway
                         Redwood City, California 94065
                    (Name and address of agent for service)

                                 (650) 506-7000
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                                Donald M. Keller
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California  94025
                                 (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum          Proposed Maximum
 Title of Securities         Amount to be          Offering Price Per        Aggregate Offering      Amount of Registration
 to be Registered             Registered                Share(1)                  Price(1)                     Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(2)                140,000,000              $48.59                $6,803,125,000               $1,796,025
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon an average of the high and low prices reported on the Nasdaq National Market on January 31, 2000.
(2) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission (the "Commission") on December 23, 1991 (File No. 33-44702), April 29, 1994 (File No. 33-53355), December 30, 1996 (File No. 333-
19001) and March 24, 1999 (File No. 333-74977) are hereby incorporated by reference.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-K (the "Annual Report") for the fiscal year ended May 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (the "Annual Report").

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The descriptions of the Registrant's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's Registration Statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF EXPERTS AND NAMED COUNSEL.

  As of January 26, 2000, attorneys of the Venture Law Group, who have performed services with respect to this Registration Statement, beneficially owned approximately 66,500 shares of the Registrant's Common Stock.

ITEM 8.  EXHIBITS.

Exhibit
Number   Exhibit

4.1 (1) Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A., dated March 31, 1998.

4.2 (2) Amendment Number One, dated March 22, 1999, to the Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A. dated March 31, 1998.

5.1      Opinion of Venture Law Group.

23.1  Consent of Arthur Andersen L.L.P., Independent Public Accountants.

23.2  Consent of Venture Law Group (included in Exhibit 5.1).

24.1  Power of Attorney (see page II-3).

_____________
(1)  Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(2)  Incorporated by reference to the Form 8-A/A filed on March 22, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Oracle Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on February 2, 2000.

ORACLE CORPORATION

By
/s/ Jeffrey O. Henley
---------------------------
Jeffrey O. Henley
Executive Vice President
and Chief Financial Officer


                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Jeffrey O. Henley and Daniel Cooperman, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Capacity                              Date

Principal Executive
Officer:

                         Chief Executive Officer and           February 2, 2000
/s/ Lawrence J. Ellison  Chairman of the Board
-----------------------
Lawrence J. Ellison

Principal Financial
Officer:

                         Executive Vice President,             February 2, 2000
/s/ Jeffrey O. Henley    Chief Financial Officer and Director
---------------------
Jeffrey O. Henley

Principal Accounting
Officer:

                         Vice President and                    January 18, 2000
/s/ Jennifer Minton      Corporate Controller
-------------------
Jennifer Minton

Directors:


                              President, Chief Operating      February 2, 2000
/s/ Raymond J. Lane           Officer and Director            ----------------
-------------------
Raymond J. Lane


/s/ Donald L. Lucas           Director                        February 2, 2000
-------------------                                           ----------------
Donald L. Lucas


/s/ Dr. Michael J. Boskin     Director                        February 2, 2000
-------------------------                                     ----------------
Dr. Michael J. Boskin

/s/ Jack F. Kemp              Director                        February 2, 2000
----------------                                              ----------------
Jack F. Kemp


/s/ Jeffrey Berg              Director                        February 2, 2000
----------------                                              ----------------
Jeffrey Berg


/s/ Richard A. McGinn         Director                        February 2, 2000
---------------------                                         ----------------
Richard A. McGinn


/s/ Kay Koplovitz             Director                        February 2, 2000
-----------------                                             ----------------
Kay Koplovitz

EXHIBIT INDEX

EXHIBIT   EXHIBIT DESCRIPTION
NUMBER
5.1       Opinion of Venture Law Group
23.1      Consent of Arthur Andersen L.L.P., Independent Public Accountants
23.2      Consent of Venture Law Group (included in Exhibit 5.1)